UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 3, 2018

Menlo Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38356	45-3757789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
200 Cardinal Way, 2nd Floor
Redwood City, California 94063
(Address of principal executive offices, including ZIP code)
(650) 486-1416
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 3, 2018, Menlo Therapeutics Inc. (the “Company”) entered into amendments to offer letters (the “Amendments”) with the Company’s President and Chief Executive Officer Steven Basta, Senior Vice President, Corporate Strategy and Chief Financial Officer Kristine Ball and Chief Medical Officer Paul Kwon, M.D.
The amendment to the offer letter with Mr. Basta (the “Basta Amendment”) amends his original offer letter such that, if the Company terminates Mr. Basta without Cause or if Mr. Basta terminates his employment for Good Reason (together, a “Qualified Termination”), he will receive severance pay equal to 12 months of his base salary, health insurance benefits continuation for 12 months and accelerated vesting with respect to the number of shares underlying any equity incentives or options that are subject to vesting and that would have otherwise vested during the 12 months following the termination. If a Change in Control occurs and Mr. Basta undergoes a Qualified Termination 3 months prior to or 12 months after the Change in Control, Mr. Basta will receive severance pay equal to 18 months of his salary including target bonus which will be pro-rated monthly for any partial year, paid in one lump sum. Mr. Basta will also be eligible for COBRA benefits continuation for 18 months. The other terms of Mr. Basta’s original offer letter remain in effect..
The amendment to the offer letter with Ms. Ball (the “Ball Amendment”) amends her original offer letter such that, if the Company terminates Ms. Ball without Cause or if Ms. Ball terminates her employment for Good Reason, she will receive severance pay equal to 9 months of her base salary and be eligible for COBRA benefits continuation for 9 months. If a Change in Control occurs and Ms. Ball undergoes a Qualified Termination 3 months prior to or 12 months after the Change in Control, Ms. Ball will receive severance pay equal to 12 months of her salary including target bonus which will be pro-rated monthly for any partial year, paid in one lump sum. Ms. Ball will also be eligible for COBRA benefits continuation for 12 months. The other terms of Ms. Ball’s original offer letter remain in effect.
The amendment to the offer letter with Dr. Kwon (the “Kwon Amendment”) amends his original offer letter such that, if the Company terminates Dr. Kwon without Cause or if Dr. Kwon terminates his employment for Good Reason, he will receive severance pay equal to 9 months of his base salary and be eligible for COBRA benefits continuation for 9 months following the termination. If a Change in Control occurs and Dr. Kwon undergoes a Qualified Termination 3 months prior to or 12 months after the Change in Control, Dr. Kwon will receive severance pay equal to 12 months of his salary including target bonus which will be pro-rated monthly for any partial year, paid in one lump sum. Dr. Kwon will also be eligible for COBRA benefits continuation for 12 months. The other terms of Dr. Kwon’s offer letter remain in effect.

The terms “Cause,” “Change in Control” and “Good Reason,” as well as the remaining terms of the Amendments are set forth in the Amendments attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, and are incorporated by reference in this Item 5.02. The descriptions above are also conditioned on the actual provisions of the Amendments contained in Exhibits 10.1, 10.2 and 10.3 of this Current Report on Form 8-K, which are incorporated by reference in this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed as part of this Form 8-K.

Exhibit Number	Exhibit Description
10.1	Amendment No. 1 to Offer Letter, by and between the Company and Steven Basta, effective as of May 3, 2018.
10.2	Amendment No. 1 to Offer Letter, by and between the Company and Kristine Ball, effective as of May 3, 2018.
10.3	Amendment No. 1 to Offer Letter, by and between the Company and Paul Kwon, effective as of May 3, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Menlo Therapeutics, Inc.

/s/ Steven Basta
Date: May 7, 2018	By: Steven Basta
President and Chief Executive Officer